UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2020

Henry Schein, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27078	11-3136595
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 Duryea Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 843-5500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HSIC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Performance Incentive Plan and 2020 Recovery Performance Plan

Effective August 11, 2020, the Compensation Committee (“Compensation Committee”) of the Board of Directors of Henry Schein, Inc. (“Company”) suspended the Henry Schein, Inc. Performance Incentive Plan (“PIP”) for the Company’s 2020 fiscal year (“2020 Year”) with respect to all U.S. participants and certain non-U.S. participants and canceled any corresponding PIP awards relating to the 2020 Year in their entirety. Effective as of July 1, 2020, the Compensation Committee also adopted the Henry Schein, Inc. 2020 Recovery Performance Plan (the “RPP”) to replace and supersede the PIP with respect to the 2020 Year for such participants. The business disruption caused by the global COVID-19 pandemic impacted the Company’s business units and operations in ways that could not be anticipated at the time that the performance goals and metrics were established under the PIP with respect to the 2020 Year, and accordingly, the Compensation Committee determined that replacing the PIP with the RPP would better align the interests of the Company’s stockholders and the key employees who will be driving the Company’s recovery going forward. No amounts will be paid out to such participants under the PIP with respect to the 2020 Year.

The RPP provides pay for performance incentive compensation to the Company’s employees, including the Company’s named executive officers, and is designed to reward them for their contributions to the Company consistent with the Company’s business recovery strategy and enable the Company to continue to attract and retain highly qualified employees. Under the RPP, the Compensation Committee will designate participants in the RPP and will establish Company-wide, functional area/business unit-level, and individual performance measures and goals for the earning of bonuses based on a performance period commencing on July 1, 2020, and ending on December 26, 2020, provided that the outcome at the time that the goals are set is substantially uncertain to be achieved. The Compensation Committee may subsequently adjust the performance goals to take into account such unanticipated circumstances or significant events as the Compensation Committee determines in its sole discretion.

Each named executive officer’s incentive award opportunity is determined by the Compensation Committee. It is expected that the individual bonus target amount for each named executive officer will be materially less than the individual bonus target amount set under the PIP for the 2020 Year. The incentive awards may be paid only in cash. Incentive awards, if any, are expected to be paid as soon as administratively practicable after the end of the performance period. Generally, the Company’s named executive officers will need to be actively employed on the date awards are paid to receive an award, provided that the Compensation Committee may, in its discretion, provide for a prorated payout of an award in the event of termination due to death, “disability”, retirement at normal Social Security retirement age, or in other special circumstances.

The Compensation Committee is responsible for administering the RPP and has full discretionary authority under the RPP and the authority to take any actions it deems necessary or advisable in carrying out its duties thereunder, including delegating their authority under the RPP.

The foregoing description of the RPP is qualified in its entirety by reference to the full text of the RPP, which is filed as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	Henry Schein, Inc. 2020 Recovery Performance Plan

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HENRY SCHEIN, INC.

Date: August 12, 2020	By:	/s/ Walter Siegel
	Name:	Walter Siegel
	Title:	Senior Vice President and General Counsel